UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported):	November 25, 2015

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Grimsby Drive, Hamburg, New York		14075
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 25, 2015, the Board of Directors of Evans Bancorp, Inc. (the “Company”) appointed John B. Connerton, [48], to serve as Senior Vice President and Chief Financial Officer of the Company.  In this capacity, Mr. Connerton will serve as the Company’s principal financial officer.  Mr. Connerton has been with the Company since 2002, serving as Vice President and Controller from July 2002 through November 2009, and as Senior Vice President/Finance and Controller from November 2009 through November 2015.  Mr. Connerton also held the position of Treasurer of Evans Bank, N.A., the company’s wholly-owned banking subsidiary (the “Bank”), from August 2010 through November 2015.  Mr. Connerton continues to serve as Assistant Secretary of the Company, a position he has held since August 2010.  In connection with his promotion to Chief Financial Officer, Mr. Connerton will no longer serve as the Company’s principal accounting officer.

Also on November 25, 2015, the Company’s Board of Directors appointed Nicholas J. Snyder, [35], to serve as Senior Vice President and Controller of the Company.  In this capacity, Mr. Snyder will serve as the Company’s principal accounting officer.  Mr. Snyder rejoins the Company after serving as Vice President and Financial Manager in the corporate reporting department of M&T Bank from May 2013 through November 2015.  Mr. Snyder had previously served as Vice President and Controller of [the Company][the Bank] from August 2010 through May 2013, and as Assistant Vice President and Assistant Controller of [the Company][the Bank] from March 2007 through August 2010.  Mr. Snyder served as the Company’s principal accounting officer from August 2010 through May 2013.

Item 9.01Financial Statements and Exhibits

(d)Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Evans Bancorp, Inc. on November 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

November 30, 2015	By:	/s/ David J. Nasca

Name: David J. Nasca
Title: President & Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1 -Press Release issued by Evans Bancorp, Inc. on November 30, 2015